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                                                                     EXHIBIT 5.1


                             COHEN & GRIGSBY, P.C.
                                ATTORNEYS AT LAW

                                 2900 CNG TOWER
                               625 LIBERTY AVENUE
                      PITTSBURGH, PENNSYLVANIA 15222-3115
                                      ----
                            TELEPHONE (412) 294-4900
                               FAX (412) 391-3382


                                 July 23, 1997


Board of Directors of
F.N.B Corporation
Hermitage Square
Hermitage, PA 16148

Gentlemen:

        We have been asked as to render this opinion in connection with the filing by F.N.B. Corporation, a Pennsylvania corporation (the "Company"), of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission to register shares of the Company's common stock, par value $2.00 per share (the "Common Stock"), to be issued to the shareholders of Indian Rocks State Bank, a Florida bank ("IRSB"), upon consummation of the merger of IRSB with and into Southwest Interim Bank, N.A., a national bank to be chartered under the laws of the United States that will be a wholly-owned subsidiary of the Company ("Interim") (the "Merger") in accordance with the terms of the Agreement and Plan of Merger (the "Agreement") dated as of May 10, 1997 among the Company, Southwest Banks, Inc. and IRSB.

        We have not represented the Company in connection with the negotiation, execution or delivery of the Agreement or the Merger. In rendering this Opinion, we have made no investigation or inquiry other than review of the Agreement, the draft Registration Statement, the resolutions adopted by the Executive Committee of the Board of Directors of the Company on April 21, 1997 with respect to the Merger, the Agreement and the transactions related thereto and the Company's Articles of Incorporation and Bylaws, as amended. In all such reviews, we have assumed the genuineness of all signatures on originals and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or photocopies.

        Based upon such examination, and subject to compliance with applicable federal and state securities and "Blue Sky" laws, in our opinion the shares of Common Stock to be issued to the shareholders of IRSB upon consummation of the Merger, when issued in accordance with the terms of the
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COHEN & GRIGSBY


Boards of Directors of
F.N.B. Corporation
July 23, 1997
Page 2




Agreement, will be validly issued, fully-paid and non-assessable shares of Common Stock of the Company.

        We hereby consent to the reference to us in the Prospectus of the Company and Proxy Statement of IRSB constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.



                                                     Very truly yours,

                                                     /s/ Cohen & Grigsby, P.C.

                                                     COHEN & GRIGSBY, P.C.



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